EDGE Therapeutics, Inc.

IMPORTANT SPECIAL MEETING INFORMATION

Admission Ticket

Electronic Voting Instructions

Available 24 hours a day, 7 days a week

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on February 19, 2019.

Vote by Internet

- Go to **www.investorvote.com/EDGE**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. ☒

Special Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals — The Board recommends a vote FOR Proposals 1, 2 and 3

Proposal	For	Against	Abstain
1. Proposal to approve the issuance of shares of Edge Therapeutics, Inc. ("Edge") common stock pursuant to the Agreement and Plan of Merger and Reorganization, dated as of November 23, 2018, by and among Edge, Echos Merger Sub, Inc. and PDS Biotechnology Corporation ("PDS").	☐	☐	☐
2. Proposal to approve the amendment of the certificate of incorporation of Edge to effect a reverse stock split of Edge common stock, at a ratio of between 5-for-1 and 10-for-1, with such specific ratio to be mutually agreed upon by Edge and PDS.	☐	☐	☐
3. Proposal to approve the Amended and Restated Edge 2014 Equity Incentive Plan.	☐	☐	☐

4. In their discretion, the proxy agents are authorized to transact such other business as may properly come before the special meeting or any adjournments or postponements thereof.

B Non-Voting Items

Change of Address — Please print new address below.

Meeting Attendance
Mark box to the right if you plan to attend the Special Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign your name(s) exactly as shown imprinted hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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1 U P X

02YKWB

2019 Special Meeting Admission Ticket

Special Meeting of Stockholders of
Edge Therapeutics, Inc.
[ ], 2019 at [ ] a.m.
[ ]
[ ]

Upon arrival, please present this admission ticket and photo identification at the registration desk.

<u>IMPORTANT SPECIAL MEETING INFORMATION</u>
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON [ ], 2019

THE PROXY STATEMENT IS AVAILABLE AT:
www.edocumentview.com/[ ]

IF YOU HAVE NOT VOTED VIA THE INTERNET <u>OR</u> TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

EDGE Therapeutics, Inc.

PROXY – EDGE THERAPEUTICS, INC.

Special Meeting of Stockholders to be held on [ ], 2019

This proxy is solicited by the Board of Directors of Edge Therapeutics, Inc.

Sol J. Barer and Brian A. Leuthner, or either of them (each, a "Proxy"), with full power to act alone, the true and lawful attorneys-in-fact of the signing stockholder, each with the power of substitution, are hereby authorized to represent and vote the shares of such stockholder, with all the powers which such stockholder would possess if personally present at the Special Meeting of Stockholders of Edge Therapeutics, Inc. ("Edge") to be held on [ ], 2019 or at any adjournments or postponements thereof.

Shares represented by this proxy will be voted as directed by the stockholder on the accompanying proxy. If no such directions are indicated, the Proxies will have the authority to vote <u>FOR</u> Proposal 1 to approve the issuance of shares of Edge common stock pursuant to the Agreement and Plan of Merger and Reorganization, dated as of November 23, 2018, by and among Edge, Echos Merger Sub, Inc. and PDS Biotechnology Corporation ("PDS"), <u>FOR</u> Proposal 2 to approve the amendment of the certificate of incorporation of Edge to effect a reverse stock split of Edge common stock, at a ratio in the range of between 5-for-1 and 10-for-1, with such specific ratio to be mutually agreed upon by Edge and PDS, and <u>FOR</u> Proposal 3 to approve the amended and restated Edge 2014 Equity Incentive Plan.

The Proxies, in their discretion, are further authorized to transact such other business as may properly come before the Special Meeting of Stockholders or at any adjournments or postponements thereof.

(Items to be voted appear on reverse side.)